Exhibit 99.1

GTY Technology Holdings Announces
Second Quarter 2020 Results;
35% Revenue Growth, Strong Bookings Growth and On Path to Cash-Flow Positive

(Boston, MA, August 7, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the second quarter and six months ended June 30, 2020.

●	New leadership team delivers on topline growth, cost management, customer satisfaction and cultural adaptation to healthy and engaged remote work.
●	First half GAAP revenues up 38% year-over-year to $22.4 million; second quarter GAAP revenues up 35% to $11.2 million.
●	First half non-GAAP revenues up 22% year-over-year to $22.9 million; second quarter non-GAAP revenues up 14% to $11.3 million.
●	Focus on efficiency including cost management and consolidation in the back-office functions delivers $3 million in quarterly savings.
●	High demand for Budgeting, Procurement and Grants Management Solutions.
●	More than 375 Public Sector organizations have deployed GTY’s free Emergency COVID-19 Care Program.
●	Customer retention at an all-time high.
●	Employees fully adapted to working from home; leadership fostering engagement and ensuring wellness support.

“We delivered significant revenue growth this quarter while getting leaner and remaining focused on growth, cost reductions and customer satisfaction. We’ve also deployed centralized processes and discipline to be more predictable in our execution and results,” said TJ Parass, CEO of GTY. “Customer retention and loyalty are at an all-time high. The COVID-19 pandemic is driving organizations in the public sector to continually iterate their budgets, rapidly seek and manage grants, and modernize other government functions, such as serving citizens remotely. We believe GTY is well-positioned to help these organizations address these time sensitive, evolving demands.

"GTY’s mission is to help digitize the public sector so that government can work like most other private organizations in modern life -- quickly and online,” said Parass. “With GTY, government customers are able to digitally transform critical applications in days or weeks so that they can be effective working remotely in this dynamic environment while better serving their customers. Our free COVID-19 Care program is now introducing hundreds of new prospects to our offerings while helping entities such as nonprofits when they need it the most.

“In the mid-market in particular, government offices are favoring GTY for the value of our solutions and the speed of deployment. Our customers can now apply for grants, manage and track grant deployments, conduct the necessary budget iterations, procure goods and services and deploy touch-less cash payments so that no government employee has to feel unsafe handling cash. All while being remote. Governments using our technology solutions are serving citizens and themselves better and faster,” said Parass.

Financial Discussion and Outlook

According to John Curran, CFO of GTY, “Our cost reduction initiatives are working as expected. We experienced a savings of more than $3 million in our quarterly operating expenses. We are planning for our operating expenses to remain at this level each quarter for the balance of the year. On the revenue side, recurring revenues were up 7% compared with Q1 2020 and up 23% compared with Q2 2019. We are on track with our revenue growth expectation from Q1 2020 of more than 20% for the full year 2020.”

Second quarter 2020 operating loss narrowed to $7.8 million compared with $16.5 million in Q1 2020. Second quarter non-GAAP operating loss narrowed to $2.8 million compared with $5.7 million in Q1 2020.

Conference Call and Webcast

GTY will hold its quarterly earnings call on August 7, at 8:30 a.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/3259166. The call will also be available via live webcast at https://event.on24.com/wcc/r/2395129/E72C6C8650BB4E79B747EAA45211315F. The archived webcast will be available shortly after the call on the Company website, www.gtytechnology.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the coronavirus outbreak (“COVID-19), or similar global health concerns, on our operations and customer base; (2) our ability to consummate any proposed transaction with respect to the previously announced review of strategic alternatives; (3) the lack of actionable alternatives being identified in connection with the strategic alternative review; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) our ability to raise or borrow funds on acceptable terms; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the six months ended June 30, 2020 to the six months ended June 30, 2019, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through June 30, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

Non-GAAP Gross profit and Non-GAAP Gross margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The Company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss from operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between all periods presented.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides government payment software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Exhibit 1

GTY Technology Holdings Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Successor				Predecessor
	Three Months Ended	Three Months Ended	Six Months Ended	February 19, 2019 through	January 1, 2019 through
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019	February 18, 2019
Revenues	$11,164	$8,246	$22,440	$11,280	$4,928
Cost of revenues	4,394	2,931	8,921	4,507	1,614
Gross Profit	6,770	5,315	13,519	6,773	3,314

Operating expenses
Sales and marketing (1)	3,667	4,159	8,521	5,537	1,394
General and administrative (1)	4,491	7,676	11,940	10,030	1,749
Research and development (1)	2,573	3,135	6,371	4,607	1,580
Amortization of intangible assets	3,642	3,872	7,315	5,565	32
Acquisition costs	—	(2,280)	—	32,749	151
Restructuring charges	198	—	3,664	—	—
Change in fair value of contingent consideration	—	—	29	—	(37)
Total operating expenses	14,571	16,562	37,840	58,488	4,869
Loss from operations	(7,801)	(11,247)	(24,321)	(51,715)	(1,555)

Other income (expense)
Interest income (expense), net	(436)	(108)	(672)	313	(170)
Loss from issuance of shares	666	(904)	(1,390)	(904)	—
Other income (loss), net	634	187	1,133	182	12
Total other income (expense), net	864	(825)	(929)	(409)	(158)

Loss before income taxes	(6,937)	(12,072)	(25,250)	(52,124)	(1,713)
Benefit from income taxes	(837)	1,670	1,684	1,670	—
Net loss	(7,774)	(10,402)	(23,566)	(50,454)	(1,713)

Deemed dividend for Exchangeable Shares - Series C	—	(183)	—	(183)	—
Net loss applicable to common shareholders	$(7,774)	$(10,585)	$(23,566)	$(50,637)	$(1,713)

Net loss per share, basic and diluted	$(0.15)	$(0.22)	$(0.44)	$(1.03)
Weighted average common shares outstanding, basic and diluted	53,481	49,159	53,028	48,943

Net loss	$(7,774)	$(10,402)	$(23,566)	$(50,454)	$(1,713)
Other comprehensive loss:
Foreign currency translation gain (loss)	(953)	186	1,096	186	—
Total other comprehensive income (loss)	(953)	186	1,096	186	—
Comprehensive loss	$(8,727)	$(10,216)	$(22,470)	$(50,268)	$(1,713)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$132	$—	$350	$—	$—
Sales and Marketing	362	1,262	1,133	1,721	61
General and administrative	395	427	2,446	452	—
Research and development	130	71	385	138	—
Total share-based compensation expense	$1,019	$1,760	$4,314	$2,311	$61

Exhibit 2

Reconciliations of non-GAAP Financial Measures
(in thousands)
(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenues	$11,164	$11,276	$8,246
Purchase accounting adjustment to revenue	146	315	1,699
Non-GAAP Revenues	$11,310	$11,591	$9,945

Gross Profit	$6,770	$6,749	$5,315
Purchase accounting adjustment to revenue	146	315	1,699
Share-based compensation	132	218	—
Non-GAAP Gross Profit	$7,048	$7,282	$7,014

Gross Margin	61%	60%	64%
Non-GAAP Gross Margin	62%	63%	71%

Loss from operations	$(7,801)	$(16,520)	$(11,247)
Purchase accounting adjustment to revenue	146	315	1,699
Amortization of intangibles	3,642	3,673	3,872
Share-based compensation	1,019	3,295	1,760
Acquisition costs	—	—	(2,280)
Restructuring charges	198	3,466	—
Change in fair value of contingent consideration	—	29	—
Non-GAAP Loss from operations	$(2,796)	$(5,742)	$(6,196)

	Six Months Ended June 30,
	2020	2019
Revenues - Successor Period	$22,440	$11,280
Revenues - Predecessor Period	—	4,928
Pro forma as Adjusted Revenues	22,440	16,208
Purchase accounting adjustment to revenue	461	2,571
Non-GAAP Pro forma as Adjusted Revenues	$22,901	$18,779

Gross Profit - Successor Period	$13,519	$6,773
Gross Profit - Predecessor Period	—	3,314
Pro forma as Adjusted Gross Profit	13,519	10,087
Purchase accounting adjustment to revenue	461	2,571
Share-based compensation	350	—
Non-GAAP Pro forma as Adjusted Gross Profit	$14,330	$12,658

Gross Margin - Successor Period	60%	60%
Gross Margin - Predecessor Period	N/A	67%
Pro forma as Adjusted Gross Margin	60%	62%
Non-GAAP Pro forma as Adjusted Gross Margin	63%	67%

Loss from operations - Successor Period	$(24,321)	$(51,715)
Loss from operations - Predecessor Period	—	(1,555)
Pro forma as Adjusted Loss from operations	(24,321)	(53,270)
Purchase accounting adjustment to revenue	461	2,571
Amortization of intangibles	7,315	5,597
Share-based compensation	4,314	2,372
Acquisition costs	—	32,900
Restructuring charges	3,664	—
Change in fair value of contingent consideration	29	(37)
Non-GAAP Pro forma as Adjusted Loss from operations	$(8,538)	$(9,867)

Exhibit 3

GTY Technology Holdings Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$5,990	$8,374
Accounts receivable, net	10,919	9,184
Prepaid expenses and other current assets	3,803	3,047
Total current assets	20,712	20,605

Property and equipment, net	5,195	3,185
Intangible assets, net	108,473	115,788
Goodwill	286,635	286,635
Other assets	7,670	8,180
Total assets	$428,685	$434,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,979	$8,443
Contract liabilities - current portion	17,982	17,346
Contingent consideration - current portion	10,685	12,680
Term loan, net - current portion	11,545	—
Other current liabilities	2,440	2,406
Total current liabilities	49,631	40,875

Contract and other long-term liabilities	2,237	1,264
Deferred tax liability	17,657	20,276
Contingent consideration - less current portion	41,230	41,233
Term loan, net	3,210	—
Other long-term liabilities	3,854	5,122
Total liabilities	117,819	108,770

Commitments and contingencies

Shareholders’ equity:
Common stock	5	5
Exchangeable shares	40,918	45,681
Additional paid in capital	382,232	369,756
Accumulated other comprehensive loss	1,466	370
Treasury stock	(5,174)	(5,174)
Accumulated deficit	(108,581)	(85,015)
Total shareholders’ equity	310,866	325,623
Total liabilities and shareholders’ equity	$428,685	$434,393

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898